Exhibit 99.1

Brain Scientific Seeks FDA Approval of Next-Gen NeuroCap™ EEG Cap Amidst

New Data on Neurological Problems in COVID Patients

NEW YORK, October 13, 2020 -- Brain Scientific Inc. (OTCQB: BRSF), a neurology-focused medical device and software company, has submitted a premarket 510(k) application to the United States Food and Drug Administration for its next generation NeuroCap™ device. NeuroCap™ is an advanced Electroencephalogram (EEG) electrode array used to obtain rapid EEGs in hospitals, clinics and rural areas where medical resources may be limited.

“This next generation NeuroCap is a hospital-grade disposable EEG headset that has 22 electrodes and 19 active EEG channels. We use velcro for better adhesion in the new cap. The device is designed for broader use - in addition to intensive care units and ERs,” said Irina Nazarova, Marketing Director at Brain Scientific.

NeuroCap™ can be applied in just 5 minutes and changed with each patient, removing the need to disinfect between uses. It is compatible with 3rd party amplifiers of EEG signals. Before applying for the FDA approval, Brain Scientific has evaluated the device for safety and performance according to ISO and ANSI/AAMI EC12: 2000 Disposable ECG electrodes standards.

The global pandemic is still raging, and new studies show more than 80% of hospitalized COVID-19 patients have neurological symptoms, which could require EEG testing. Additionally, there is an urgent need to limit contact between EEG technicians and patients in emergency rooms, ICUs, and clinical research facilities.

The Company believes that disposable EEG headsets represent a large market opportunity, estimating that approximately 5 million patients in US emergency departments and ICUs are subject to seizures and could benefit from routine EEG tests. The Company’s data implies that one in 26 people in the US will be diagnosed with epilepsy at some point in their life, while only 254 of 6,210 US hospitals are Level 4 epilepsy centers with 24/7 EEG services.

About Brain Scientific

Brain Scientific is a commercial-stage healthcare company with two FDA-cleared products, providing next-gen solutions to the neurology market. The Company’s smart diagnostic devices and sensors simplify administration, shorten scan time and cut costs, allowing clinicians to make rapid decisions remotely and bridge the widening gap in access to neurological care. To learn more about our corporate strategy, devices or for investor relations please visit: www.brainscientific.com or email us at info@memorymd.com.

Forward-Looking Statements

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